Exhibit 8

Subsidiary	Jurisdiction of Incorporation
BioNTech (Guangdong Hengqin) Pharmaceuticals Co., Ltd	China
BioNTech (Nantong) Manufacturing Co., Ltd	China
BioNTech (Shanghai) Pharmaceuticals Co., Ltd	China
BioNTech (Suzhou) Pharmaceuticals Co., Ltd	China
BioNTech (Zhuhai) Pharmaceuticals R&D Co., Ltd	China
BioNTech Australia Pty Ltd	Australia
BioNTech BioNTainer Holding GmbH	Germany
BioNTech Cell & Gene Therapies GmbH	Germany
BioNTech Collaborations GmbH	Germany
BioNTech Delivery Technologies (US), LLC	Delaware
BioNTech Delivery Technologies GmbH	Germany
BioNTech Diagnostics GmbH	Germany
BioNTech Discovery GmbH	Germany
BioNTech Europe GmbH	Germany
BioNTech Idar-Oberstein Services GmbH	Germany
BioNTech Innovation and Services Marburg GmbH	Germany
BioNTech Innovation GmbH	Germany
BioNTech Innovative Manufacturing Services GmbH	Germany
BioNTech Israel Ltd	Israel
BioNTech Manufacturing GmbH	Germany
BioNTech Manufacturing Marburg GmbH	Germany
BioNTech Pharmaceuticals (Hong Kong) Ltd	Hong Kong
BioNTech Pharmaceuticals Asia Pacific Pte. Ltd.	Singapore
BioNTech Pharmaceuticals Spain S.L.U.	Spain
BioNTech R&D (Austria) GmbH	Austria
BioNTech Real Estate Holding GmbH	Germany
BioNTech Research and Development, Inc.	Delaware
BioNTech Rwanda Ltd	Rwanda
BioNTech Switzerland GmbH	Switzerland
BioNTech Turkey Tıbbi Ürünler Ve Klinik Araştırma Ticaret Anonim Şirketi	Turkey
BioNTech UK Limited	UK
BioNTech US Inc.	Delaware
BioNTech USA Holding LLC	Delaware
Biotheus	Cayman Islands
Cabt-Bio (Hong Kong) Limited	Hong Kong
CureVac Belgium SA	Belgium
CureVac Corporate Services GmbH	Germany
CureVac Inc.	Delaware
CureVac Manufacturing GmbH	Germany
CureVac Merger B.V.	Netherlands
CureVac Netherlands B.V.	Netherlands
CureVac SE	Germany
CureVac Swiss AG	Switzerland

Exhibit 8

Subsidiary	Jurisdiction of Incorporation
InstaDeep DE GmbH	Germany
InstaDeep LLC	Delaware
InstaDeep Ltd	UK
InstaDeep SARL	Tunisia
InstaDeep SAS	France
JPT Peptide Technologies GmbH	Germany
JPT Peptide Technologies, Inc.	Delaware
New Technologies Re	Luxembourg
NT Security and Services GmbH	Germany
reSano GmbH	Germany